EXHIBIT 5.1

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York 10174

May 11, 2006

HydroGen Corporation
2 Juniper Street
Versailles, PA 15132

Dear Sirs:

Reference is made to the Registration Statement on Form SB-2 (“Registration Statement”) filed by HydroGen Corporation (“Company”), a Nevada corporation, under the Securities Act of 1933, as amended (“Act”), with respect to an aggregate of 6,856,152 shares of common stock, par value $.001 per share (“Common Stock”), to be offered for sale by certain selling stockholders as set forth in the Registration Statement. Of the Common Stock, 5,155,000 shares are issued and outstanding and 1,701,152 shares are reserved for issuance under outstanding common stock purchase warrants that are held by the selling stockholders.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, it is our opinion that the outstanding Common Stock is duly authorized and legally issued, and is fully paid and non-assessable and the shares of Common Stock to be issued upon exercise of the outstanding warrants, when issued in accordance with the terms of the warrants, will be duly authorized and legally issued and will be fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller
GRAUBARD MILLER